Exhibit 99.1

Contact: David Plautz (414) 347-3706 investor.relations@sensient.com

Sensient Technologies Corporation
Reports Results for the Quarter Ended June 30, 2026

MILWAUKEE— July 24, 2026 — Sensient Technologies Corporation (NYSE: SXT), a leading provider of flavors and colors for the food, pharmaceutical, and personal care markets, today reported financial results for the second quarter ended June 30, 2026.

Second Quarter Consolidated Results
•	Reported revenue increased 11.6% to $462.1 million in the second quarter of 2026 versus last year’s second quarter results of $414.2 million. On a local currency basis(1), revenue increased 9.9%.
•
Reported operating income increased 32.9% to $76.7 million compared to $57.7 million recorded in last year’s second quarter. In the second quarter of 2025, the Company recorded $3.3 million of costs related to its Portfolio Optimization Plan versus no costs recorded in the second quarter of 2026. Local currency adjusted operating income(1) and local currency adjusted EBITDA(1) were up 23.4% and 20.8%, respectively, in the second quarter.

•
Reported earnings per share increased 36.4% to $1.20 in the second quarter of 2026 compared to 88 cents in the second quarter of 2025. Local currency adjusted diluted EPS(1) increased 25.5% in the second quarter.

“Sensient continued to build on an outstanding first quarter.  We are entering the second half of the year with great momentum and confidence in the future.  By executing on our strategy, we are poised to take advantage of opportunities in the market and deliver long-term value for our shareholders.  I remain very confident about our performance in 2026 and beyond,” said Paul Manning, Sensient’s Chairman, President, and Chief Executive Officer.

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Sensient Technologies Corporation Earnings Release – Quarter Ended June 30, 2026 July 24, 2026	Page 2

Second Quarter Group Results
Revenue	Reported Quarter	Local Currency(1) Quarter
Flavors & Extracts	4.9%	3.8%
Color	20.6%	17.6%
Asia Pacific	11.3%	12.3%
Total Revenue	11.6%	9.9%

Operating Income	Reported Quarter	Local Currency Adjusted(1) Quarter
Flavors & Extracts	6.8%	6.1%
Color	40.1%	36.8%
Asia Pacific	22.6%	23.8%
Total Operating Income	32.9%	23.4%

The Flavors & Extracts Group reported second quarter 2026 revenue of $213.2 million, an increase of $9.9 million versus the prior year’s second quarter. The Group’s revenue increase was driven primarily by higher prices and volume growth. Segment operating income was $30.4 million in the second quarter of 2026, an increase of $1.9 million compared to the prior year’s second quarter.

The Color Group reported revenue of $216.1 million in the second quarter of 2026, an increase of $36.9 million compared to the prior year’s second quarter. The Group’s revenue increase was driven by strong volume growth and higher prices across the Group. Segment operating income was $54.5 million in the second quarter of 2026, an increase of $15.6 million compared to the prior year’s second quarter results.

The Asia Pacific Group reported revenue of $47.6 million in the second quarter of 2026, an increase of $4.8 million compared to the prior year’s second quarter. The Group’s revenue increase was driven by strong volume growth and higher prices across the Group. Segment operating income was $11.0 million in the quarter, an increase of $2.0 million compared to the prior year’s second quarter.

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Sensient Technologies Corporation Earnings Release – Quarter Ended June 30, 2026 July 24, 2026	Page 3

Corporate & Other reported operating expenses were $19.2 million in the second quarter of 2026, compared to $18.7 million of operating expenses reported in the prior year’s second quarter. Local currency adjusted operating expenses(1) for Corporate & Other increased $3.9 million compared to the prior year’s second quarter. The higher operating expenses were primarily due to higher performance-based compensation costs in the second quarter.

2026 OUTLOOK

Metric	Current Guidance	Prior Guidance

Local Currency Revenue(1)	High Single-Digit to Low Double-Digit Growth	High Single-Digit to Double-Digit Growth

Local Currency Adjusted EBITDA(1)	Mid-Teen to High Teen Growth	High Single-Digit to Double-Digit Growth

Diluted EPS (GAAP)	Between $4.10 and $4.20*	Between $3.70 and $3.90

Local Currency Adjusted Diluted EPS(1)	Mid-Teen to High Teen Growth	High Single-Digit to Double-Digit Growth

*Based on current exchange rates, foreign currency impact is expected to be immaterial for the remainder of the year.

The Company’s guidance is based on current conditions and economic and market trends in the markets in which the Company operates and is subject to various risks and uncertainties as described below.

(1)	Please refer to “Reconciliation of Non-GAAP Amounts” at the end of this release for more information regarding our non-GAAP financial measures.

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Sensient Technologies Corporation Earnings Release – Quarter Ended June 30, 2026 July 24, 2026	Page 4

USE OF NON-GAAP FINANCIAL MEASURES

The Company’s non-GAAP financial measures eliminate the impact of certain items, which, depending on the measure, include: currency movements, depreciation and amortization, Portfolio Optimization Plan costs, and non-cash share-based compensation. These measures are provided to enhance the overall understanding of the Company’s performance when viewed together with the GAAP results. Refer to “Reconciliation of Non-GAAP Amounts” at the end of this release.

CONFERENCE CALL

The Company will host a conference call to discuss its 2026 second quarter financial results at 8:30 a.m. CDT on Friday, July 24, 2026. To participate in the conference call, contact Chorus Call Inc. at (844) 492-3726 or (412) 317-1078, and ask to join the Sensient Technologies Corporation conference call. Alternatively, the call can be accessed by using the webcast link that is available on the Investor Information section of the Company’s web site at www.sensient.com.

A replay of the call will be available one hour after the end of the conference call through July 31, 2026 by calling (855) 669-9658 and using access code 9277298. An audio replay and written transcript of the call will also be posted on the Investor Information section of the Company’s web site at www.sensient.com on or after July 28, 2026.

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Sensient Technologies Corporation Earnings Release – Quarter Ended June 30, 2026 July 24, 2026	Page 5

This release contains statements that may constitute “forward-looking statements” within the meaning of Federal securities laws including in the quote from our Chairman, President, and Chief Executive Officer and under “2026 Outlook” above. Such forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties, and other factors concerning the Company’s operations and business environment. Important factors that could cause actual results to differ materially from those suggested by these forward-looking statements and that could adversely affect the Company’s future financial performance include the following: the Company’s ability to manage general business, economic, and capital market conditions, including actions taken by customers in response to such market conditions, and the impact of recessions and economic downturns; the impact of macroeconomic and geopolitical volatility, including inflation and shortages impacting the availability and cost of raw materials, energy, and other supplies, disruptions and delays in the Company’s supply chain, and the conflicts between Russia and Ukraine and in the Middle East; industry, regulatory, legal, and economic factors related to the Company’s domestic and international business; the effects of tariffs, trade barriers, and disputes; the availability and cost of labor, logistics, and transportation; the pace and nature of new product introductions by the Company and the Company’s customers; the Company’s ability to anticipate and respond to changing consumer preferences, changing technologies, and changing regulations; the Company’s ability to successfully implement its growth strategies; the outcome of the Company’s various productivity-improvement and cost-reduction efforts, acquisition and divestiture activities, and Portfolio Optimization Plan; growth in markets for products in which the Company competes; industry and customer acceptance of price increases; actions by competitors; the Company’s ability to enhance its innovation efforts and drive cost efficiencies; currency exchange rate fluctuations; and other factors included in “Risk Factors” in the Company's Annual Report on Form 10-K for the year ended December 31, 2025, and in other documents that the Company files with the SEC. The risks and uncertainties identified above are not the only risks the Company faces. Additional risks and uncertainties not presently known to the Company or that it currently believes to be immaterial also may adversely affect the Company. Should any known or unknown risks and uncertainties develop into actual events, these developments could have material adverse effects on our business, financial condition, and results of operations. This release contains time-sensitive information that reflects management’s best analysis only as of the date of this release. Except to the extent required by applicable laws, the Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied herein will not be realized.

ABOUT SENSIENT TECHNOLOGIES

Sensient Technologies Corporation is a leading global manufacturer and marketer of colors, flavors, and other specialty ingredients.  Sensient uses advanced technologies and robust global supply chain capabilities to develop specialized solutions for food and beverages, as well as products that serve the pharmaceutical, nutraceutical, and personal care industries. Sensient’s customers range in size from small entrepreneurial businesses to major international manufacturers representing some of the world’s best-known brands.  Sensient is headquartered in Milwaukee, Wisconsin.
www.sensient.com

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Sensient Technologies Corporation (In thousands, except percentages and per share amounts) (Unaudited)	Page 6

Consolidated Statements of Earnings	Three Months Ended June 30,			Six Months Ended June 30,

	2026	2025	% Change	2026	2025	% Change

Revenue	$462,081	$414,230	11.6%	$897,915	$806,555	11.3%

Cost of products sold	289,282	271,398	6.6%	572,428	531,946	7.6%
Selling and administrative expenses	96,099	85,126	12.9%	182,059	163,373	11.4%

Operating income	76,700	57,706	32.9%	143,428	111,236	28.9%
Interest expense	8,174	7,391		16,076	14,732

Earnings before income taxes	68,526	50,315		127,352	96,504
Income taxes	17,167	12,728		31,823	24,455

Net earnings	$51,359	$37,587	36.6%	$95,529	$72,049	32.6%

Earnings per share of common stock:
Basic	$1.21	$0.89		$2.26	$1.71

Diluted	$1.20	$0.88		$2.24	$1.69

Average common shares outstanding:
Basic	42,350	42,246		42,323	42,221

Diluted	42,756	42,575		42,714	42,522

Results by Segment	Three Months Ended June 30,			Six Months Ended June 30,

Revenue	2026	2025	% Change	2026	2025	% Change
Flavors & Extracts	$213,179	$203,251	4.9%	$415,004	$396,932	4.6%
Color	216,137	179,282	20.6%	414,313	347,032	19.4%
Asia Pacific	47,589	42,744	11.3%	92,844	84,645	9.7%
Intersegment elimination	(14,824)	(11,047)		(24,246)	(22,054)

Consolidated	$462,081	$414,230	11.6%	$897,915	$806,555	11.3%

Operating Income

Flavors & Extracts	$30,431	$28,506	6.8%	$57,181	$53,495	6.9%
Color	54,514	38,922	40.1%	96,579	73,774	30.9%
Asia Pacific	10,960	8,943	22.6%	22,140	18,385	20.4%
Corporate & Other	(19,205)	(18,665)		(32,472)	(34,418)

Consolidated	$76,700	$57,706	32.9%	$143,428	$111,236	28.9%

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Sensient Technologies Corporation (In thousands) (Unaudited)	Page 7

Consolidated Condensed Balance Sheets	June 30, 2026	December 31, 2025

Cash and cash equivalents	$31,019	$36,533
Trade accounts receivable	376,503	305,380
Inventories	719,094	678,220
Prepaid expenses and other current assets	57,041	59,717
Fixed assets held for sale	-	1,598
Total Current Assets	1,183,657	1,081,448

Goodwill & intangible assets (net)	444,599	449,827
Property, plant, and equipment (net)	574,707	539,296
Other assets	168,140	173,566

Total Assets	$2,371,103	$2,244,137

Trade accounts payable	$145,300	$138,344
Short-term borrowings	397	352
Other current liabilities	123,924	124,887
Total Current Liabilities	269,621	263,583

Long-term debt	763,499	709,232
Accrued employee and retiree benefits	24,737	24,045
Other liabilities	53,318	53,763
Shareholders' Equity	1,259,928	1,193,514

Total Liabilities and Shareholders' Equity	$2,371,103	$2,244,137

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Sensient Technologies Corporation (In thousands, except per share amounts) (Unaudited)	Page 8

Consolidated Statements of Cash Flows
Six Months Ended June 30,
	2026	2025
Cash flows from operating activities:
Net earnings	$95,529	$72,049
Adjustments to arrive at net cash provided by operating activities:
Depreciation and amortization	31,428	30,334
Share-based compensation expense	9,380	6,639
Net (gain) loss on assets	(149)	76
Portfolio Optimization Plan costs	-	1,274
Deferred income taxes	3,320	2,711
Changes in operating assets and liabilities:
Trade accounts receivable	(72,244)	(30,293)
Inventories	(42,811)	(548)
Prepaid expenses and other assets	(181)	(11,028)
Trade accounts payable and other accrued expenses	8,131	(17,578)
Accrued salaries, wages, and withholdings	(4,071)	(15,129)
Income taxes	4,425	(937)
Other liabilities	2,090	1,734

Net cash provided by operating activities	34,847	39,304

Cash flows from investing activities:
Acquisition of property, plant, and equipment	(67,513)	(38,035)
Proceeds from sale of assets	2,019	56
Acquisition of new business	-	(4,867)
Other investing activities	(282)	1,354

Net cash used in investing activities	(65,776)	(41,492)

Cash flows from financing activities:
Proceeds from additional borrowings	150,719	106,484
Debt payments	(87,897)	(43,148)
Dividends paid	(34,867)	(34,700)
Other financing activities	(4,411)	(2,648)

Net cash provided by financing activities	23,544	25,988

Effect of exchange rate changes on cash and cash equivalents	1,871	6,260

Net (decrease) increase in cash and cash equivalents	(5,514)	30,060
Cash and cash equivalents at beginning of period	36,533	26,626
Cash and cash equivalents at end of period	$31,019	$56,686

Supplemental Information
Six Months Ended June 30,	2026	2025

Dividends paid per share	$0.82	$0.82

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Sensient Technologies Corporation	Page 9
(In thousands, except percentages and per share amounts)
(Unaudited)

Reconciliation of Non-GAAP Amounts

The Company's results for the three and six months ended June 30, 2026 and 2025 include adjusted operating income, adjusted net earnings, and adjusted diluted earnings per share, which, in each case, exclude Portfolio Optimization Plan costs.

	Three Months Ended June 30,			Six Months Ended June 30,
	2026	2025	% Change	2026	2025	% Change
Operating income (GAAP)	$76,700	$57,706	32.9%	$143,428	$111,236	28.9%
Portfolio Optimization Plan costs – Cost of products sold	-	1,789		-	3,603
Portfolio Optimization Plan costs – Selling and administrative expenses	-	1,550		-	2,600
Adjusted operating income	$76,700	$61,045	25.6%	$143,428	$117,439	22.1%

Net earnings (GAAP)	$51,359	$37,587	36.6%	$95,529	$72,049	32.6%
Portfolio Optimization Plan costs, before tax	-	3,339		-	6,203
Tax impact of Portfolio Optimization Plan costs(1)	-	(815)		-	(1,517)
Adjusted net earnings	$51,359	$40,111	28.0%	$95,529	$76,735	24.5%

Diluted earnings per share (GAAP)	$1.20	$0.88	36.4%	$2.24	$1.69	32.5%
Portfolio Optimization Plan costs, net of tax	-	0.06		-	0.11
Adjusted diluted earnings per share	$1.20	$0.94	27.7%	$2.24	$1.80	24.4%

Note: Earnings per share calculations may not foot due to rounding differences.

(1) Tax impact adjustments were determined based on the nature of the underlying non-GAAP adjustments and their relevant jurisdictional tax rates.

Results by Segment	Three Months Ended June 30,
			Adjusted			Adjusted
Operating Income	2026	Adjustments(2)	2026	2025	Adjustments(2)	2025

Flavors & Extracts	$30,431	$-	$30,431	$28,506	$-	$28,506
Color	54,514	-	54,514	38,922	-	38,922
Asia Pacific	10,960	-	10,960	8,943	-	8,943
Corporate & Other	(19,205)	-	(19,205)	(18,665)	3,339	(15,326)

Consolidated	$76,700	$-	$76,700	$57,706	$3,339	$61,045

Results by Segment	Six Months Ended June 30,
			Adjusted			Adjusted
Operating Income	2026	Adjustments(2)	2026	2025	Adjustments(2)	2025

Flavors & Extracts	$57,181	$-	$57,181	$53,495	$-	$53,495
Color	96,579	-	96,579	73,774	-	73,774
Asia Pacific	22,140	-	22,140	18,385	-	18,385
Corporate & Other	(32,472)	-	(32,472)	(34,418)	6,203	(28,215)

Consolidated	$143,428	$-	$143,428	$111,236	$6,203	$117,439

(2) Adjustments consist of Portfolio Optimization Plan costs.

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Sensient Technologies Corporation	Page 10
(In thousands, except percentages and per share amounts)
(Unaudited)

Reconciliation of Non-GAAP Amounts - Continued
The following table summarizes the percentage change in the 2026 results compared to the 2025 results for the corresponding periods.

	Three Months Ended June 30, 2026
Revenue	Total	Foreign Exchange Rates	Adjustments(3)	Local Currency Adjusted
Flavors & Extracts	4.9%	1.1%	N/A	3.8%
Color	20.6%	3.0%	N/A	17.6%
Asia Pacific	11.3%	(1.0%)	N/A	12.3%
Total Revenue	11.6%	1.7%	N/A	9.9%

Operating Income
Flavors & Extracts	6.8%	0.7%	0.0%	6.1%
Color	40.1%	3.3%	0.0%	36.8%
Asia Pacific	22.6%	(1.2%)	0.0%	23.8%
Corporate & Other	2.9%	0.0%	(22.4%)	25.3%
Total Operating Income	32.9%	2.3%	7.2%	23.4%
Diluted Earnings Per Share	36.4%	3.4%	7.5%	25.5%
Adjusted EBITDA	22.7%	1.9%	N/A	20.8%

	Six Months Ended June 30, 2026
Revenue	Total	Foreign Exchange Rates	Adjustments(3)	Local Currency Adjusted
Flavors & Extracts	4.6%	1.8%	N/A	2.8%
Color	19.4%	4.3%	N/A	15.1%
Asia Pacific	9.7%	1.2%	N/A	8.5%
Total Revenue	11.3%	2.7%	N/A	8.6%

Operating Income
Flavors & Extracts	6.9%	1.3%	0.0%	5.6%
Color	30.9%	5.3%	0.0%	25.6%
Asia Pacific	20.4%	1.4%	0.0%	19.0%
Corporate & Other	(5.7%)	0.0%	(20.8%)	15.1%
Total Operating Income	28.9%	4.3%	6.6%	18.0%
Diluted Earnings Per Share	32.5%	4.7%	7.8%	20.0%
Adjusted EBITDA	19.3%	3.5%	N/A	15.8%

(3) Adjustments consist of Portfolio Optimization Plan costs.

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Sensient Technologies Corporation	Page 11
(In thousands, except percentages)
(Unaudited)

Reconciliation of Non-GAAP Amounts - Continued

The following table summarizes the reconciliation between Operating Income (GAAP) and Adjusted EBITDA for the three months and six months ended June 30, 2026 and 2025.

	Three Months Ended June 30,			Six Months Ended June 30,

	2026	2025	% Change	2026	2025	% Change
Operating income (GAAP)	$76,700	$57,706	32.9%	$143,428	$111,236	28.9%
Depreciation and amortization	15,890	15,260		31,428	30,334
Share-based compensation expense	5,604	3,739		9,380	6,639
Portfolio Optimization Plan costs, before tax	-	3,339		-	6,203
Adjusted EBITDA	$98,194	$80,044	22.7%	$184,236	$154,412	19.3%

The following table summarizes the reconciliation between Debt (GAAP) and Net Debt, and Operating Income (GAAP) and Credit Adjusted EBITDA for the trailing twelve months ended June 30, 2026 and 2025.

	June 30,
Debt	2026	2025
Short-term borrowings	$397	$26,280
Long-term debt	763,499	710,119
Credit Agreement adjustments(4)	(17,174)	(43,393)
Net Debt	$746,722	$693,006

Operating income (GAAP)	$239,320	$203,752
Depreciation and amortization	62,192	60,938
Share-based compensation expense	16,687	11,812
Portfolio Optimization Plan costs, before tax	9,603	8,270
Other non-operating gains(5)	(1,100)	(816)
Credit Adjusted EBITDA	$326,702	$283,956

Net Debt to Credit Adjusted EBITDA	2.3x	2.4x

(4) Adjustments include cash and cash equivalents, as described in the Company's Fourth Amended and Restated Credit Agreement (Credit Agreement), and certain letters of credit and hedge contracts.

(5) Adjustments consist of certain financing transaction costs, certain non-financing interest items, and gains and losses related to certain non-cash, non-operating, and/or non-recurring items as described in the Credit Agreement.

We have included each of these non-GAAP measures in order to provide additional information regarding our underlying operating results and comparable period-over-period performance. Such information is supplemental to information presented in accordance with GAAP and is not intended to represent a presentation in accordance with GAAP. These non-GAAP measures should not be considered in isolation. Rather, they should be considered together with GAAP measures and the rest of the information included in this release and our SEC filings. Management internally reviews each of these non-GAAP measures to evaluate performance on a comparative period-to-period basis and to gain additional insight into underlying operating and performance trends, and we believe the information can be beneficial to investors for the same purposes. These non-GAAP measures may not be comparable to similarly titled measures used by other companies.